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                                  Schedule 14A
                                 (Rule 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant:     [X]

Filed by a party other then the registrant  [ ]

Check the appropriate box:

[ ]     Preliminary proxy statement.
[ ]     Confidential, for use of the Commission only
        (as permitted by Rule 14a-6(e)(2)).
[ ]     Definitive Proxy Statement.
[ ]     Definitive additional materials.
[X]     Soliciting material under Rule 14a-12.


                         Interlinq Software Corporation
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                (Name of Registrant as Specified in its Charter)


                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (check the appropriate box)

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.



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        (1) Title of each class of securities to which transaction applies:

        (2) Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4) Proposed maximum aggregate value of transaction:

        (5) Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1) Amount Previously Paid:
        (2) Form, Schedule or Registration Statement No.:
        (3) Filing Party:
        (4) Date Filed:

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THE FOLLOWING IS A LETTER TO CUSTOMERS ISSUED BY INTERLINQ SOFTWARE CORPORATION
ON AUGUST 7, 2002.


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        Dear Customer,

        On Tuesday, August 6, INTERLINQ announced that it had entered into a definitive agreement to be acquired by Harland Financial Solutions, Inc. The two companies expect the acquisition to close in the fourth quarter of 2002.

        You may read more in a press release available at www.interlinq.com.

        This is great news for you and all of our customers. Harland is very excited about INTERLINQ's direction with MortgageWareE3 and is committed to supporting our efforts to deliver the next-generation lending system as promised, in the first quarter of 2003. To this end, Harland has stated its intention to retain me as head of the INTERLINQ business unit.

        Harland Financial Solutions and its parent company, John H. Harland Co., are exciting, innovative providers of financial services products. Once the deal is finalized, INTERLINQ stands to benefit from Harland's solid corporate standing and


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nationwide resources to support the future direction of MortgageWare lending and servicing platforms and the FlowMan product. There is also enormous potential for synergies between the two companies and their products that will be thoroughly explored.

        We at INTERLINQ remain confident in our ability to finalize and release MortgageWareE3 and will continue to support your operational needs. We also continue to move full speed ahead in our work with strategic partners, including Fannie Mae, Freddie Mac, VMP and SwiftView.

        We will continue to update you on our progress with MortgageWareE3, and look forward to your questions and comments. Please don't hesitate to let me know what's on your mind. If you are planning to join me at one of the regional users' group events planned for August and September, I look forward to talking with you then.



        Sincerely,

        /S/

        Michael Jackman

        President & CEO



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INVESTORS ARE URGED TO READ THE MERGER PROXY STATEMENT CAREFULLY AND IN ITS
ENTIRETY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING DECISION.